EXHIBIT 31.2

Section 302 Certification

I, William L. Hodges, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of POZEN Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 25, 2013

/s/ William L. Hodges
William L. Hodges
Senior Vice President, Finance and Administration
and Chief Financial Officer
(Principal Financial Officer)